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                                                                     EXHIBIT 5.1




                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement, dated as of __________, ____, between Oneita Industries, Inc., a Delaware corporation ("Oneita"), and [names of Initial Holders] (the "Initial Holders"),

                              W I T N E S S E T H:

         WHEREAS, pursuant to Section IV.Q of the Plan of Reorganization of Oneita under Chapter 11 of the Bankruptcy Code dated January __, 1998, as the same may have been amended or supplemented from time to time prior to the date hereof (the "Plan"), as of the Effective Date (as defined in the Plan) Oneita is obligated to enter into a registration rights agreement substantially in the form of Exhibit ___ thereto; and

         WHEREAS, the parties have agreed that the execution and delivery by Oneita and the Initial Holders of this Agreement will satisfy such obligation under Section IV.Q of the Plan;

         NOW, THEREFORE, in consideration of the premises and of the mutual promises and agreements set forth herein, the parties hereby agree as follows:

1.  DEFINITIONS.

         (a) Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings given to them in the Plan. Each reference herein to an agreement, document or instrument shall mean that agreement, document or instrument as from time to time amended, modified or supplemented in accordance with its terms, including in each case all exhibits, annexes and schedules to such agreement, document or instrument, all of which are incorporated by reference to such agreement, document or instrument. The use herein of the word "or" shall not be deemed exclusive.

         (b) As used in this Exhibit, the following capitalized terms shall have the meanings ascribed to them below:

                  "Common Stock" means the Common Stock, par value $.25 per share, of Oneita being issued and sold pursuant to the Plan.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

                  "Holder" means a registered holder of Registrable Securities.

                  "Person" means an individual, partnership, joint venture, corporation, trust,
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         unincorporated organization or government or any department or agency thereof.

                  "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement or any other amendments and supplements to such prospectus, including without limitation any preliminary prospectus, any pre-effective or post-effective amendment and all material incorporated by reference in any prospectus.

                  "Registrable Securities" means (i) the Common Stock which is issued to any Initial Holder pursuant to the Plan and (ii) any securities issued or issuable in respect of or in exchange for any of the shares of Common Stock referred to in clause (i) by way of a stock dividend or other distribution, stock split, reverse stock split or other combination of shares, recapitalization, reclassification, merger, consolidation or exchange offer. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall be eligible to be disposed of in accordance with such Registration Statement, (ii) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) such securities shall have been otherwise transferred and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by Oneita or (iv) such securities shall have ceased to be outstanding.

                  "Registration Expenses" has the meaning set forth in Section
         5.

                  "Registration Statement" means any registration statement of Oneita which covers Registrable Securities pursuant to the provisions of this Exhibit, all amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

                  "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

2.  SHELF REGISTRATION.

         (a) ONEITA'S OBLIGATION TO FILE. Oneita shall file as promptly as practicable after the date of the Plan, and shall use its best efforts to cause a Registration Statement or Registration Statements under the Securities Act for the offering on a continuous or delayed basis in the future of each of the Registrable Securities (the "Shelf Registration") to be declared effective prior to the Effective Date (or if not declared effective by such date, then as soon as possible after such date).

         (b) ONEITA'S OBLIGATION TO MAINTAIN. Oneita agrees to use its best efforts to keep the Shelf Registration continuously effective for the period beginning on the date on which the Shelf Registration is declared effective and ending on the earlier of (i) the second anniversary of such date plus the number of days of any suspension of the Holders' right to sell under paragraph (c) of this Section 2 and (ii) the first date that there are no Registrable Securities (the "Shelf Registration Period"). During the Shelf
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Registration Period, Oneita shall supplement or make amendments to the Shelf
Registration, if required by the Securities Act or by the rules and regulations promulgated thereunder, and shall use its best efforts to have such supplements and amendments declared effective as soon as practicable after filing.

         (c) SUSPENSION OF SALES. Oneita shall have the right to require the Holders not to sell under the Shelf Registration during one or more periods aggregating not more than 45 days in each twelve-month period during the Shelf Registration Period in the event that (i) Oneita would, in accordance with the advice of its counsel, be required to disclose in the Prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the judgment of Oneita, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the Prospectus, would materially and adversely affect any existing or prospective material business situation, transaction or negotiation or otherwise materially and adversely affect Oneita.

         (d) NOTICE. Oneita shall give each Holder prompt notice in the event that (i) Oneita has suspended sales of Registrable Securities under paragraph
(c) of this Section 2 or (ii) the Registration Statement or any related Prospectus is not accurate and changes should be made so that such Registration Statement or Prospectus will not contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         (e) INCLUSION OF OTHER SECURITIES. No securities other than Registrable Securities shall be included in the Shelf Registration; provided, however, that this paragraph (e) shall not prohibit Oneita from filing other registration statements in addition to the Shelf Registration.

3.  DEMAND REGISTRATION.

         (a) REQUESTS FOR REGISTRATION. Subject to the provisions of paragraphs
(b), (c) and (d) of this Section 3, at any time during the period beginning at the end of the Shelf Registration Period and ending on the earlier of (x) the third anniversary thereof plus the number of days of any suspension under paragraph (d) of this Section 3 of the Holders' right to sell and (y) the first date on which there are no Registrable Securities (the "Demand Registration Period"), any Holder or group of Holders holding at least 7% of the aggregate Registrable Securities still outstanding may make a written request for registration under the Securities Act of all or any part of such Holder's or Holders' Registrable Securities (a "Demand Registration"). Such request shall specify the amount and kind of Registrable Securities to be registered and the intended method or methods of disposition. Within 10 days after receipt of such request, Oneita shall send written notice of such request to all Holders and shall, subject to the provisions of paragraphs (b), (c) and (d) of this Section 3, include in such Demand Registration all Registrable Securities with respect to which Oneita receives written requests (specifying the amount and kind of Registrable Securities to be registered and the intended method or methods of disposition) for inclusion therein within 30 days after such notice is sent. As promptly as practicable thereafter, Oneita shall file with the SEC a Registration Statement, registering all Registrable Securities that any Holders have requested Oneita to register, for disposition in accordance with the intended method or methods set forth in their notices to Oneita. Oneita shall use its best efforts to cause such Registration Statement to be declared effective as soon as practicable after filing and to remain effective until the earlier of (i) 90 days following the date on which it was declared effective and
(ii) the date on which all of the Registrable Securities covered thereby are disposed of in accordance with the method or methods of disposition stated therein.

         (b) NUMBER OF REGISTRATIONS. The Holders shall be entitled to request an aggregate of four Demand Registrations during the Demand Registration Period; provided, however, that Oneita will not be obligated to comply with any such request unless (i) such request is made by Persons holding at least
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of the aggregate amount of Registrable Securities at the time outstanding, (ii)
the Registrable Securities to be registered in such Demand Registration constitute at least 5% of the aggregate amount of Registrable Securities at the time outstanding and (iii) Oneita has not effected another Demand Registration in accordance with the provisions of this Agreement within the previous six months.

         (c) S-3 REGISTRATIONS. Notwithstanding anything in this Section 3 to the contrary, any Holder may request an unlimited number of Demand Registrations during the Demand Registration Period, if (i) the Holder, in his written request for a Demand Registration, undertakes to bear or reimburse all Registration Expenses incurred by Oneita in connection with the Demand Registration and (ii) Oneita is eligible under the Securities Act to register the Registrable Securities on a Registration Statement on Form S-3.

         (d) SUSPENSION OF REGISTRATION. Oneita shall have the right to delay the filing or effectiveness of a Registration Statement for any Demand Registration or to require the Holders not to sell under any such Registration Statement, during one or more periods aggregating not more than 60 days in each twelve-month period during the Demand Registration Period in the event that (i) Oneita would, in accordance with the advice of its counsel, be required to disclose in the Prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the judgment of Oneita, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the Prospectus, would materially and adversely affect any existing or prospective material business situation, transaction or negotiation or otherwise materially and adversely affect Oneita.

         (e) OFFERING BY ONEITA. Oneita may include in any Demand Registration additional shares of capital stock to be sold for Oneita's account pursuant to such registration; provided, however, that if the managing underwriter for a Demand Registration that involves an underwritten offering shall advise Oneita that, in its opinion, the inclusion of the amount and kind of shares of capital stock to be sold for Oneita's account would adversely affect the success of the offering for the selling Holders, then the number and kind of shares of capital stock to be sold for Oneita's account shall be reduced (and may be reduced to zero) in accordance with the managing underwriter's recommendation.

4.  REGISTRATION PROCEDURES.

         (a) ONEITA TO USE BEST EFFORTS. In connection with Oneita's Shelf Registration and Demand Registration obligations pursuant to Sections 2 and 3 hereof, Oneita shall use its best efforts to effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto Oneita shall use its best efforts:

                  (i) to prepare and file with the SEC a Registration Statement or Registration Statements relating to the Shelf Registration and the Demand Registrations on any appropriate form under the Securities Act, and to cause such Registration Statements to become effective as soon as practicable and to remain continuously effective for the time period required by the provisions of this Agreement to the extent permitted under the Securities Act; provided, however, that as soon as practicable but in no event later than three Business Days before filing such Registration Statement, any related Prospectus or any amendment or supplement thereto, other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the SEC subsequent to the filing of such Registration Statement (or, in the case of any Prospectus supplement or post-effective amendment relating to a proposed shelf "draw-down" pursuant to Section 2 hereof, two Business Days before the filing thereof), Oneita shall furnish to the Holders of the Registrable Securities covered by such Registration Statement (or, in the case of any Prospectus supplement or post-effective amendment relating to a proposed shelf "draw-
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         down" pursuant to Section 2 hereof), to the selling Holders and the underwriters, if any, copies of all such documents proposed to be filed, which documents shall be subject to the review of such Holders and underwriters; Oneita shall not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the SEC subsequent to the filing of such Registration Statement) to which the managing underwriters of the applicable offering, if any, or the Holders of a majority of the Registrable Securities then outstanding (or, in the case of any Prospectus supplement or post-effective amendment relating to a proposed shelf "draw-down" pursuant to Section 2 hereof, a majority of the selling Holders) shall have objected within two Business Days after receipt of such documents to such filing based upon their reasonable belief that such Registration Statement or amendment thereto or Prospectus or supplement thereto does not comply in all material respects with the requirements of the Securities Act (provided that the foregoing shall not limit the right of any Holder whose Registrable Securities are covered by a Registration Statement reasonably to object, within two Business Days after receipt of such documents, to any particular information that is to be contained in such Registration Statement, amendment, Prospectus or supplement and relates specifically to such Holder, including, without limitation, any information describing the manner in which such Holder acquired such Registrable Securities and the intended method or methods of distribution of such Registrable Securities); and if Oneita is unable to file any such document due to the objections of such underwriters or such Holders, to cooperate with such underwriters and Holders to prepare, as soon as practicable, a document that is responsive in all material respects to the reasonable objections of such underwriters and Holders;

                  (ii) to prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in paragraph (a) of Section 2 and paragraph
         (a) of Section 3; and to cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed in accordance with the Securities Act and any rules and regulations promulgated thereunder; and otherwise to comply with the provisions of the Securities Act as may be necessary to facilitate the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of disposition by the selling Holders thereof set forth in such Registration Statement or such Prospectus or Prospectus supplement;

                  (iii) to notify the selling Holders and the managing underwriters, if any, promptly if at any time (A) any Prospectus, Registration Statement or amendment or supplement thereto is filed, (B) any Registration Statement, or any post-effective amendment thereto, becomes effective, (C) the SEC requests any amendment or supplement to, or any additional information in respect of, any Registration Statement or Prospectus, (D) the SEC issues any stop order suspending the effectiveness of a Registration Statement or initiates any proceedings for that purpose, (E) the representations and warranties of Oneita contemplated by subclause (B) of clause (xiii) of this paragraph (a) cease to be true and correct, (F) Oneita receives any notice that the qualification of any Registrable Securities for sale in any jurisdiction has been suspended or that any proceeding has been initiated for the purpose of suspending such qualification, or (G) any event occurs which requires that any changes be made in such Registration Statement or any related Prospectus so that such Registration Statement or Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (iv) to make every reasonable effort to obtain the withdrawal of any order suspending the
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         effectiveness of a Registration Statement, or the qualification of any
         Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

                  (v) if requested by the managing underwriters or any Holder of Registrable Securities being sold in connection with an underwritten offering, promptly to incorporate into a Prospectus supplement or a post-effective amendment to the Registration Statement any information which the managing underwriters and such Holder reasonably agree is required to be included therein relating to such sale of Registrable Securities; and to file such supplement or post-effective amendment as soon as practicable in accordance with the Securities Act and the rules and regulations promulgated thereunder;

                  (vi) to furnish to each selling Holder and each managing underwriter, if any, one signed copy of the Registration Statement or Registration Statements and any post-effective amendment thereto, including all financial statements and schedules thereto, all documents incorporated therein by reference and all exhibits thereto (including exhibits incorporated by reference) as promptly as practicable after filing such documents with the SEC;

                  (vii) to deliver to each selling Holder and each underwriter, if any, as many copies of the Prospectus or Prospectuses (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request; and to consent to the use of such Prospectus or any amendment or supplement thereto by each such selling Holder and underwriter, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus, amendment or supplement;

                  (viii) prior to any public offering of Registrable Securities, to register or qualify, or to cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities, for offer and sale under the securities or blue sky laws of such jurisdictions as may be requested by the Holders of a majority of the Registrable Securities included in such Registration Statement; to keep each such registration or qualification effective during the period set forth in paragraph (a) of Section 2 or paragraph (a) of Section 3 that the applicable Registration Statement is required to be kept effective; and to do any and all other acts or things necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by such Registration Statement; provided, however, that Oneita will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any jurisdiction where it is not then so subject;

                  (ix) to cooperate with the selling Holders and the underwriters, if any, in the preparation and delivery of certificates representing the Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such selling Holders or managing underwriters may request at least three Business Days prior to any sale of Registrable Securities represented by such certificates;

                  (x) to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the sale of such Registrable Securities in conformity with federal law and the laws of the jurisdictions in which such Registrable Securities shall be registered or qualified pursuant to clause (viii) of this paragraph (a);
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                  (xi) upon the occurrence of any event described in subclause
         (C) or (G) of clause (iii) of this paragraph (a), promptly to prepare and file a supplement or post-effective amendment to the applicable Registration Statement or Prospectus or any document incorporated therein by reference, and any other required document, either in accordance with the request of the SEC, or so that such Registration Statement and Prospectus will not thereafter contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, as the case may be, and to cause such supplement or post-effective amendment to become effective as soon as practicable;

                  (xii) to cause all Common Stock constituting Registrable Securities covered by such Registration Statement to be listed on the NASDAQ National Market System or if the Common Stock is then listed or included on any securities exchange (or on any other quotation system operated by a national securities association) and either the Holders of a majority of the Registrable Securities included in such Registration Statement or the underwriters, if any, so request, on such securities exchange (or other such quotations system); and to enter into customary agreements, including, if necessary, a listing application and indemnification agreement in customary form; to provide a transfer agent for such Registrable Securities no later than the effective date of such Registration Statement; to cause any other Registrable Securities covered by such Registration Statement to be listed (or included) on each securities exchange (or quotation system operated by a national securities association) on which securities of the same class and series, if any, are then listed (or included) or on any exchange (or quotation) system on which any Person other than a Holder shall have the right to have securities of the same class and series, if any, listed (or included), if so requested by the Holders of a majority of the Registrable Securities included in such Registration Statement or the underwriters, if any, and enter into customary agreements including, if necessary, a listing application and indemnification agreement in customary form, and, if necessary, to provide a transfer agent for such securities no later than the effective date of such Registration Statement; and to obtain a CUSIP number for the Registrable Securities no later than the effective date of such Registration Statement;

                  (xiii) to take all other actions in connection therewith as are reasonably necessary or desirable in order to expedite or facilitate the disposition of the Registrable Securities included in such Registration Statement and, in the case of an underwritten offering: (A) to enter into an underwriting agreement in customary form for the managing underwriters with respect to issuers of similar market capitalization and reporting and financial histories; (B) to make representations and warranties to each Holder participating in such offering and to each of the underwriters, in such form, substance and scope as are customarily made to the managing underwriters by issuers of similar market capitalization and reporting and financial histories and to confirm the same to the extent customary if and when requested;
         (C) to obtain opinions of counsel to Oneita (which may be Oneita's inside counsel) and updates thereof addressed to each Holder participating in such offering and to each of the underwriters, such opinions and updates to be in customary form to cover the matters customarily covered in opinions obtained in underwritten offerings by the managing underwriters for issuers of similar market capitalization and reporting and financial histories; (D) to obtain "comfort" letters and updates thereof from Oneita's independent certified public accountants addressed to each of the underwriters, such letters to be in customary form and to cover matters of the type customarily covered in "comfort" letters to the managing underwriters in connection with underwritten offerings by them for issuers of similar market capitalization and reporting and financial histories; (E) to provide, in the underwriting agreement to be entered into in connection with such offering, indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof with respect to all parties to be indemnified pursuant to such Section 7; and (F) to deliver such customary documents and certificates as may be reasonably requested by Holders of a majority of the Registrable Securities included in such Registration Statement and the managing underwriters to evidence compliance with clause (B) of this paragraph (xiii) and with any customary conditions contained in the underwriting agreement entered into by Oneita in connection with such offering;

                  (xiv) in the case of any offering other than an underwritten offering: (A) to obtain an opinion of counsel to Oneita (which may be Oneita's inside counsel) at the time of effectiveness of such Registration Statement covering such offering and an update thereof at the time of effectiveness of any post-effective amendment to such Registration Statement (other than by reason of incorporation by reference of documents filed with the SEC) addressed to each Holder of any Registrable Securities covered by such Registration Statement, covering matters customarily covered in opinions obtained in underwritten offerings by issuers with similar market capitalization and reporting and financial histories; and (B) to deliver a certificate of a senior executive officer of Oneita at the time of effectiveness of such Registration Statement and, upon the request of Holders of a majority of the Registrable Securities included in such Registration Statement, updates thereof, such certificates to cover matters customarily covered in officers' certificates delivered in connection with underwritten offerings by issuers with similar market capitalization and reporting and financial histories;

                  (xv) to make available for inspection by representatives of the Holders of Registrable Securities being sold pursuant to the Shelf Registration or any Demand Registration and of the underwriters, if any, participating in such sale all financial and other records, pertinent corporate documents and properties of Oneita, and to cause Oneita's officers, directors and employees to supply all information reasonably requested by any such representatives, in connection with the Shelf Registration or such Demand Registration; provided, however, that all information regarding such records, documents and properties shall be kept confidential by such Persons unless disclosure of such information is required by court or administrative order;

                  (xvi) to comply with all applicable rules and regulations of the SEC relating to such Registration Statement and the distribution of the securities being offered or otherwise necessary in order to perform Oneita's obligations under this paragraph (a);

                  (xvii) to cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. and in the performance of any customary or required due diligence investigation by any underwriter; and

                  (xviii) to take all other reasonable steps necessary and appropriate to effect such registration in the manner contemplated by the provisions of this Agreement.

         (b) HOLDERS' OBLIGATION TO FURNISH INFORMATION. Oneita may require, as a condition precedent to Oneita's obligations under Section 4 hereof, each Holder of Registrable Securities as to which any registration is being effected to furnish to Oneita such information regarding the distribution of such securities as Oneita may from time to time reasonably request.

         (c) SUSPENSION OF SALES PENDING AMENDMENT OF PROSPECTUS. Each Holder agrees that, upon receipt of any notice from Oneita of the happening of any event of the kind described in subclause (C), (D), (E), (F) or (G) of clause
(iii) of paragraph (a) of this Section 4, such Holder will forthwith forego or delay the disposition of any Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by clause (xi) of such paragraph
(a), or until it is advised in writing by Oneita that the use of the applicable

Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such Prospectus, and, if so directed by Oneita, such Holder will deliver to Oneita (at Oneita's expense) all copies, other than permanent file copies, then in such Holder's possession of any Prospectus covering such Registrable Securities. If Oneita shall have given any such notice during a period when a Shelf Registration or Demand Registration is in effect, the two-year period described in paragraph (b) of Section 2 and the 90-day period described in clause (i) of paragraph (a) of
Section 3, as applicable, shall be extended by the number of days from and including the date of the giving of such notice to and including the date when each Holder of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by clause (xi) of such paragraph (a) or shall have been advised in writing by Oneita that the use of the applicable Prospectus may be resumed.

5.  REGISTRATION EXPENSES.

         All expenses incident to Oneita's performance of or compliance with its obligations under the provisions of this Agreement shall be borne by Oneita, including without limitation all (i) registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws, (iii) printing expenses (including expenses of printing Prospectuses), (iv) messenger and delivery expenses, (v) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties),
(vi) fees and disbursements of its counsel and its independent certified public accountants (including the expenses of any special audit or "comfort" letters required by or incident to such performance or compliance), (vii) securities acts liability insurance (if Oneita elects to obtain such insurance), (viii) reasonable fees and expenses of any special experts retained by Oneita in connection with any registration hereunder, (ix) reasonable fees and expenses of other Persons retained by Oneita, and (x) reasonable fees and expenses of one counsel for the Holders of Registrable Securities covered by each Registration Statement, with such counsel to be selected by Holders of a majority of such Registrable Securities (all such expenses being herein referred to as "Registration Expenses"); provided, however, that Registration Expenses shall not include any underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities.

6.  PIGGYBACK REGISTRATION.

         (a) RIGHT TO INCLUDE REGISTRABLE SECURITIES. If at any time during the Demand Registration Period Oneita proposes to register any of its equity securities under the Securities Act, whether or not for sale for its own account (other than a registration on Form S-4 or Form S-8, or any successor or similar forms), in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, it will each such time promptly give written notice to all Persons who hold of record any Registrable Securities of its intention to do so, of the registration form of the SEC that has been selected by Oneita and of rights of Holders under this Section 6 (the "Section 6 Notice"). Oneita will use its best efforts to include in the proposed registration all Registrable Securities that Oneita is requested in writing, within 15 days after the Section 6 Notice is given, to register by the Holders thereof; provided, however, that (i) if, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, Oneita shall determine for any reason not to register such equity securities, Oneita may, at its election, give written notice of such determination to all Persons who hold of record any Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Holders under Section 3 hereof and (ii) in case of a determination by Oneita to delay registration of its equity securities, Oneita shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities. No registration effected under this
Section 6 shall relieve Oneita of its obligations to effect registrations upon request under Section 3 and, notwithstanding anything to the contrary in Section 3, no Holder shall have the right to require Oneita to register any Registrable Securities pursuant to Section 3 until the later of (A) the completion of the distribution of the securities offered and registered pursuant to the Section 6 Notice and (B) 90 days after the date each registration statement described in the first sentence of this paragraph (a) is declared effective.

         (b) EXPENSES. Oneita shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this
Section 6; provided, however, that each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a Registration Statement effected pursuant to this Section 6.

         (c) PRIORITY IN INCIDENTAL REGISTRATION. If the managing underwriter for a registration pursuant to this Section 6 that involves an underwritten offering shall advise Oneita that, in its opinion, the inclusion of the amount and kind of Registrable Securities to be sold for the account of Holders would adversely affect the success of the offering for Oneita, then the number and kind of Registrable Securities to be sold for the account of such Holders shall be reduced (and may be reduced to zero) in accordance with the managing underwriter's recommendation. In the event that the number of Registrable Securities to be included in any registration is reduced (but not to zero), the number of such Registrable Securities included in such registration shall be allocated pro rata among all requesting Holders, on the basis of the relative number of shares of such Registrable Securities each such Holder has requested to be included in such registration. If, as a result of the proration provisions of this paragraph (c), any Holder shall not be entitled to include all Registrable Securities in a registration pursuant to this Section 6 that such Holder has requested be included, such Holder may elect to withdraw its Registrable Securities from the registration; provided, however, that such withdrawal election shall be irrevocable and, after making a withdrawal election, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal election was made.

         (d) MERGER, CONSOLIDATION, ETC. Notwithstanding anything in this
Section 6 to the contrary,

Holders shall not have any right to include their Registrable Securities in any distribution or registration of equity securities by Oneita, which is a result of a merger, consolidation, acquisition, exchange offer, recapitalization, other reorganization, dividend reinvestment plan, stock option plan or other employee benefit plan, or any similar transaction having the same effect.

7.  INDEMNIFICATION.

         (a) INDEMNIFICATION BY ONEITA. In the event of any registration of any securities of Oneita under the Securities Act pursuant to Section 3, 4 or 6 hereof, Oneita will, and hereby does, indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by any Registration Statement filed to effect such registration, its directors and officers or general and limited partners (and the directors and officers thereof), each other Person who participates as an underwriter, if any, in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with Oneita's consent, which consent shall not be unreasonably withheld) to which such seller or any such director, officer, general or limited partner, underwriter or controlling Person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, together with the documents incorporated by reference therein (as amended or supplemented if Oneita shall have filed with the SEC any amendment thereof or supplement thereto), if used prior to the effective date of such Registration Statement, or contained in the Prospectus, together with the documents incorporated by reference therein (as amended or supplemented if Oneita shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any violation by Oneita of any federal, state or common law rule or regulation applicable to Oneita and relating to action required of or inaction by Oneita in connection with any such registration, and Oneita will reimburse such seller and each such director, officer, general or limited partner, underwriter and controlling Person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that Oneita shall not be liable to any such seller or any such director, officer, general or limited partner, underwriter or controlling Person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or amendment thereof or supplement thereto or in any such preliminary, final or summary Prospectus in reliance upon and in conformity with written information furnished to Oneita by or on behalf of any such seller or any such director, officer, general or limited partner, underwriter or controlling Person, for use in the preparation thereof; and provided further, that Oneita will not be liable to any Person who participates as an underwriter in any underwritten offering or sale of Registrable Securities, or to any Person who is a seller in any non-underwritten offering or sale of Registrable Securities, or any other Person, if any, who controls such underwriter or seller within the meaning of the Securities Act, under the indemnity agreement in this paragraph (a) with respect to any preliminary Prospectus or the final Prospectus (including any amended or supplemented preliminary or final Prospectus), as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter, seller or controlling Person results from the fact that such underwriter or seller sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus or of the final Prospectus as then amended or supplemented, whichever is most recent, if Oneita has previously furnished copies thereof to such underwriter or seller and such final Prospectus, as then amended or supplemented, has corrected any such misstatement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, general or limited partner, underwriter or controlling Person and shall survive the transfer of such securities by such underwriter or seller.

         (b) INDEMNIFICATION BY THE SELLERS. In consideration of Oneita's including any Registrable Securities in any Registration Statement filed in accordance with Section 3, 4 or 6 hereof, the prospective seller of such Registrable Securities and any underwriter shall be deemed to have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 7) Oneita and its directors and officers and each person controlling Oneita within the meaning of the Securities Act and all other prospective sellers and their directors, officers, general and limited partners and respective controlling Persons with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary, final or summary Prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Oneita or its representatives by or on behalf of such seller or underwriter for use in the preparation of such Registration Statement, preliminary, final or summary Prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Oneita or any of the prospective sellers or any of their respective directors, officers, general or limited partners or controlling Persons and shall survive the transfer of such securities by such seller.

         (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this
Section 7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, however, that if, in any indemnified party's reasonable judgment, a conflict of interest between such indemnified party and the indemnifying party exists in respect of such claim, then such indemnified party shall have the right to participate in the defense of such claim and to employ one firm of attorneys at the indemnifying party's expense to represent such indemnified party; and provided further that if, in the reasonable judgment of any indemnified party, a conflict of interest between such indemnified party and any other indemnified parties exists in respect of such claim, each such indemnified party shall be entitled to one additional counsel and the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel. Once the indemnifying party has assumed the defense of any claim, no indemnified party will consent to entry of any judgment or enter into any settlement without the indemnifying party's consent to such judgment or settlement, which shall not be unreasonably withheld.

         (d) OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding paragraphs of this Section 7 (with appropriate modifications) shall be given by Oneita and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

         (e) CONTRIBUTION. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a), (b) or (d) of this Section 7, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in such paragraph (a), (b) or (d) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. Oneita agrees, and the Holders (in consideration of Oneita's including any Registrable Securities in any Registration Statement filed in accordance with Section 3, 4 or 6 hereof) shall be deemed to have agreed, that it would not be just and equitable if contributions pursuant to this paragraph (e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in paragraph (c) of this Section 7 if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this paragraph (e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this paragraph (e) of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this paragraph (e), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in paragraph (c) of this Section 7 has not been given with respect to such action; provided, however, that the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise under this paragraph (e), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. Notwithstanding anything in this paragraph (e) to the contrary, no indemnifying party (other than Oneita) shall be required pursuant to this paragraph (e) to contribute any amount in excess of the proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

8.  RULE 144.

          Oneita shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by Rule 144. Upon the request of any Holder, Oneita shall deliver to such Holder a written statement stating whether it has complied with such information and requirements.

9.  UNDERWRITTEN REGISTRATIONS.

         (a) SELECTION OF UNDERWRITERS. If any of the Registrable Securities covered by the Shelf Registration or any Demand Registration are to be sold in an underwritten offering, the underwriter or underwriters and managing underwriter or managing underwriters that will administer the offering shall be selected by, and the terms of any underwriting agreement and other underwriting arrangements shall be approved by, the Holders of a majority in aggregate amount of Registrable Securities included in such offering; provided, however, that such underwriters and managing underwriters shall be subject to the approval of Oneita, which approval shall not be unreasonably withheld.

         (b) AGREEMENTS OF SELLING HOLDERS. No Holder shall sell any of its Registrable Securities in any underwritten offering pursuant to a registration hereunder unless such Holder (i) agrees to sell such Registrable Securities on the basis provided in any underwriting agreement or other underwriting arrangements approved by the Persons entitled hereunder to approve such agreements or arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting agreements or other underwriting arrangements.

10.  HOLDBACK AGREEMENTS.

         (a) RESTRICTIONS ON PUBLIC SALES BY HOLDERS. To the extent not inconsistent with applicable law, each Holder that is timely notified in writing by the managing underwriter or underwriters shall not effect any public sale or distribution (including a sale pursuant to Rule 144) of any issue being registered in an underwritten offering (other than pursuant to an employee stock option, stock purchase, stock bonus or similar plan, pursuant to a merger, an exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act or pursuant to a "shelf" registration), any securities of Oneita similar to any such issue or any securities of Oneita convertible into or exchangeable or exercisable for any such issue or any similar issue, except as part of such registration, during the 10-day period prior to the effective date of the applicable registration statement, or during the period beginning on such effective date and ending on the later of (i) the completion of the distribution of such securities pursuant to such offering and (ii) 90 days after such effective date.

         (b) RESTRICTIONS ON PUBLIC SALES BY ONEITA. Oneita shall not effect any public sale or distribution of any issue of the same class or series as Registrable Securities being registered in an underwritten offering (other than pursuant to an employee stock option, stock purchase, stock bonus or similar plan, pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act or pursuant to a "shelf" registration), any securities of Oneita similar to any such issue or any securities of Oneita convertible into or exchangeable or exercisable for any such issue, except as part of such registration, during the 10-day period prior to the effective date of the applicable registration statement, or during the period beginning on such effective date and ending on the later of (i) the completion of the distribution of such securities pursuant to such offering and
(ii) 90 days after such effective date.

11.  MISCELLANEOUS.

         (a) AMENDMENTS AND WAIVERS. The provisions of this Agreement may be amended and Oneita may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Oneita shall have obtained the written consent to such amendment, action or omission to act, of the Holders of a majority of the Registrable Securities then outstanding (and, in the case of any amendment, action or omission to act that adversely affects any Holder or group of Holders differently from any of the other Holders, the written consent of such Holder or members of such group holding a majority of the Registrable Securities held by such group). Holders shall be bound from and after the date of the receipt of a written notice from Oneita setting forth such amendment or waiver by any consent authorized by this paragraph (a), whether or not the certificates representing such Registrable Securities shall have been marked to indicate such consent.

         (b) SUCCESSORS, ASSIGNS AND TRANSFEREES. The provisions of this Agreement shall be binding upon and shall inure to the benefit of Oneita, the Holders and their respective successors, assigns and transferees.

         (c) INTEGRATION. The provisions of this Agreement and the documents referred to herein or delivered pursuant hereto that form a part hereof contain the entire understanding of Oneita and the Initial Holders with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. The provisions of this Agreement supersede all prior agreements and understandings between Oneita and the Initial Holders with respect to its subject matter.

         (d) NOTICES. All notices and other communications provided for hereunder shall be in writing and shall be sent by first class mail, telex, telecopier or hand delivery:

         if to Oneita, to:

                  [Name and address]
                  Attention:
                  Telecopier:
                  Telephone Confirmation:

         with a copy to:

                  [Name and address]
                  Attention:
                  Telecopier:
                  Telephone Confirmation:

         If to any Holder, to the address of such Holder as shown in the stock record books of Oneita, with a copy to:

                  Milbank, Tweed, Hadley & McCloy
                  1 Chase Manhattan Plaza
                  New York, New York 10005
                  Attention:  David C.L. Frauman, Esq.
                  Telecopier:  (212) 530-5219
                  Telephone Confirmation:  (212) 530-5014

All such notices and communications shall be deemed to have been given or made
(i) when delivered by hand, (ii) five Business Days after being deposited in the mail, postage prepaid, (iii) when telexed answer-back received or (iv) when telecopied, receipt acknowledged.

         (e) DESCRIPTIVE HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit, expand or otherwise affect the meaning of the provisions hereof.

         (f) SEVERABILITY. In the event that any one or more of the provisions, paragraphs, subparagraphs, sentences, clauses, subclauses phrases or words contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, subparagraph, sentences, clauses, subclauses, phrases or words hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of Oneita and the Holders shall be enforceable to the fullest extent permitted by law.

         (g) GOVERNING LAW. The provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof, as if it were a contract between Oneita and the Initial Holders made and to be performed entirely within that State.

         (h) TERMINATION. The provisions of this Agreement shall terminate, and thereby become null and void, at the end of the Demand Registration Period; provided, however, that the provisions of Section 7 shall survive the termination of the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        ONEITA INDUSTRIES, INC.

                                        By:_______________________
                                           Name:
                                           Title:

                                        [INITIAL HOLDERS]

                                        By:_______________________
                                           Name:
                                           Title: